UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2023
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Designer Brands Inc. (the “Company”) was held on June 15, 2023, via live audio cast. At the Annual Meeting, the Company’s shareholders considered and voted on the matters set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting.

Proposal 1: Election of Director Nominees

Voting results regarding the election of four Class I director nominees were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Harvey L. Sonnenberg	104,100,274	1,918,104	6,969,286
Allan J. Tanenbaum	87,497,710	18,520,668	6,969,286
Peter S. Cobb	91,729,352	14,289,026	6,969,286
Douglas M. Howe	105,263,313	755,065	6,969,286

Based on the voting results set forth above, Messrs. Sonnenberg, Tanenbaum, Cobb, and Howe were each duly elected as Class I directors with terms expiring at the Company's 2026 Annual Meeting of shareholders.

Proposal 2: Ratification of Auditor

Voting results regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,135,341	829,984	22,339	-

Based on the voting results set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024 was duly ratified.

Proposal 3: Non-Binding Advisory Vote on the Compensation of Named Executive Officers

Voting results regarding the non-binding, advisory vote on the fiscal 2022 compensation of the Company’s named executive officers as reported in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,064,756	8,822,033	131,589	6,969,286

Based on the voting results set forth above, the fiscal 2022 compensation of the Company’s named executive officers was approved on an advisory basis.

Proposal 4: Non-Binding Advisory Vote on the Frequency of Shareholder Votes on the Compensation of Named Executive Officers

Voting results regarding the non-binding, advisory vote on the frequency with which the Company should conduct future advisory shareholder votes on named executive officer compensation ("Say-on-Frequency") were as follows:

1 Year	2 Years	3 Years	Abstentions
104,545,127	23,650	1,354,722	94,879

Based on the voting results set forth above, annual future advisory shareholder votes on named executive officer compensation were approved on an advisory basis.

As reported above, the Company’s shareholders expressed a preference of “1 Year” for the frequency with which advisory votes on named executive officer compensation should be held. The Board of Directors of the Company (the “Board”) considered the outcome of this advisory vote and, in accordance with its recommendation set forth in the Proxy Statement and consistent with the stated preference of the majority of the Company’s shareholders, the Board has determined that future advisory shareholder votes on executive compensation will be conducted on an annual basis, until the next Say-on-Frequency vote is held. The next Say-on-Frequency vote is required to occur no later than the Company’s 2029 Annual Meeting of Shareholders.

Item 8.01 Other Events.

On June 15, 2023, the Board approved a quarterly cash dividend of $0.05 per share of the Company’s Class A and Class B common shares. The dividend will be paid on July 11, 2023 to shareholders of record of as of the close of business on June 27, 2023. Future declarations of dividends are subject to Board approval and may be adjusted based on the Company's results of operations, financial position, or market conditions. As it is customary, details regarding the record and payment dates for any future quarterly dividends will be announced at the time such dividends are declared by the Board.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	June 16, 2023